INTELLECTUAL PROPERTY PURCHASE AGREEMENT

THIS INTELLECTUAL PROPERTY PURCHASE AGREEMENT ("Agreement"), dated as of February 7, 2013, is by and between Game Plan Holdings, Inc., a Nevada corporation ("Buyer");and Sportingblood Nutrition, LLC, a Delaware limited liability company ("Seller"). Buyer and Seller may collectively be referred to herein as the "Parties."

RECITALS:

WHEREAS, Seller is the owner of certain intellectual property assets; and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the IP Assets upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants and agreements contained herein, the Parties agree as follows.

ARTICLE I

PURCHASE AND SALE OF IP ASSETS

1.1 Sale of Assets. Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as defined in Section 1.3), free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever, the IP Assets as listed on Exhibit "A" attached hereto and incorporated by reference herein (the "IP Assets").

1.2 Consideration. Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants of Seller herein contained and in full consideration of such sale, conveyance, transfer, assignment and delivery of the IP Assets to Buyer, Buyer agrees to issue 11,000,000 newly issued shares of restricted Common Stock of Game Plan Holdings, Inc. (the "Shares") on the Closing Date.

1.3 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be February 15, 2013 (the "Closing Date).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

2.1 Ownership of the IP Assets. Seller is the record and beneficial owner of the IP Assets free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever. Seller is not subject to, or a party to, any Articles of Organization or Operating Agreement provisions, membership control agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the sale or other disposition of the IP Assets.

2.2 Authority of Seller. Seller has full and unrestricted legal right, power and authority to enter into this Agreement, and to sell, assign, transfer, and deliver to Buyer valid, lawful and marketable title to the IP Assets to be sold, assigned and transferred by Seller pursuant to this Agreement. Seller represents that neither the execution and delivery of this Agreement or any other agreements contemplated hereby nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of, or result in default or loss of a benefit under, or permit the acceleration of any obligation under, any judgment, order, decree, mortgage, contract, agreement, deed of trust, indenture, lease or other instrument or any federal, state or local statute, law, ordinance, rule, or regulation applicable to Seller or any of his assets or property or business.

2.3 Title. Upon delivery to Buyer of the bill of sale for the IP Assets, Buyer will acquire lawful, valid and marketable title to the IP Assets free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

2.4 Prohibitions of Transactions. Seller is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

3.1 Ownership of the Shares. Buyer is the record and beneficial owner of the Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever. Buyer is not subject to, or a party to, any Articles of Incorporation or Bylaws provisions, shareholder agreements, buy-sell agreements, contracts, instruments or other restrictions of any kind or character which directly or indirectly restrict or otherwise limit in any manner the voting, sale or other disposition of the Shares.

3.2 Approval. Buyer has all necessary corporate power and is duly authorized to purchase, acquire and accept the IP Assets as specified in this Agreement. Buyer has taken all action required to authorize and approve the execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby.

3.3 Title. Upon delivery to Seller of the Shares, Seller will acquire lawful, valid and marketable title to the Shares free and clear of all liens, encumbrances, purchase rights, claims, pledges, mortgages, security interests, or other limitations or restrictions whatsoever.

3.4 Prohibitions of Transactions. Buyer is not presently a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or any governmental body which contains any provision which would or could operate to prevent the carrying out of this Agreement or the transactions contemplated hereby. There are no actions, suits, proceedings at law or in equity by any person or entity, or any arbitration or administrative proceeding or other proceeding pending or threatened, which could prevent consummation of the transactions contemplated by this Agreement.

ARTICLE IV

CLOSING DOCUMENTS

4.1 Deliveries of Seller. Seller shall deliver to Buyer on the Closing Date all of the following, executed as appropriate:

(a) A Bill of Sale transferring title to all of the IP Assets to Buyer in the form of Exhibit "B" attached hereto and incorporated by reference herein.

4.2 Deliveries of Buyer. Buyer shall deliver to Seller on the Closing Date all of the following, executed as appropriate:

(a) A stock certificate for the Shares in accordance with Section 1.2 hereof.

ARTICLE V

INDEMNIFICATION

5.1 By Buyer. Buyer shall indemnify and hold Seller harmless from any and all claims, liabilities and obligations, including all reasonable attorneys' fees and costs arising from the IP Assets after the Closing, except to the extent caused by any misrepresentation of Seller or by the breach of Seller's obligations under this Agreement, including its exhibits and schedules, and any misrepresentation or breach of this Agreement including, but not limited to, the breach of representations, warranties, and covenants made hereunder.

5.2 By Seller. Seller shall indemnify and hold Buyer harmless from any and all claims, liabilities and obligations, including reasonable attorneys' fees and costs arising from the IP Assets prior to the Closing, except to the extent caused by any misrepresentation of Buyer or by the breach of its obligations under this Agreement, including its exhibits and schedules, and any misrepresentation breach of this Agreement including, but not limited to, the breach of representations, warranties, and covenants made hereunder.

5.3 Claims. After becoming aware of a claim for indemnification under this Article V, the Indemnified Party shall give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided, however, that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations under this Article V except to the extent (if any) that the Indemnifying Party shall have been actually prejudiced thereby. If the Indemnified Party does not receive an objection in writing (a "Notice of Disagreement") to such indemnification claim within thirty (30) days of receiving notice thereof, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim, and no later objection by the Indemnifying Party shall be permitted. If the Indemnifying Party agrees that it has an indemnification obligation but objects in a timely-delivered Notice of Disagreement that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

ARTICLE VI

MISCELLANEOUS

6.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered to Seller or Buyer in connection with this Agreement will survive the Closing Date and the consummation of the transactions contemplated hereby.

6.2 Independent Counsel. Each party hereto has had the opportunity to consult with independent legal counsel regarding this Agreement and has either consulted with such counsel or freely chosen not to do so. Each party is fully aware and clearly understands all of the terms contained in this Agreement, and has voluntarily entered into this Agreement.

6.3 Expenses. Seller and Buyer will each pay all of their respective legal and other expenses incurred in the preparation of this Agreement and the performance of the terms and conditions hereof.

6.4 Governing Law/Arbitration. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without regard to principals of conflicts of laws. Any dispute arising under this Agreement shall be settled by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be conducted in Las Vegas, Nevada.

6.5 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, warranties, covenants, or undertakings, other than those expressly provided for herein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to such subject matter. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

6.6 Severability of Invalid Provision. If anyone or more covenants or agreements provided in this Agreement should be contrary to law, then such covenant or covenants, agreement or agreements shall be null and void and shall in no way affect the validity of the other provisions of this Agreement.

6.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

6.8 Section Headings. Section headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, and shall become effective when one or more counterparts have been signed by each of the parties.

6.10 Waiver. Waiver by any party hereunder of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

6.11 Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all other rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

6.12 Notices. All notices, requests, consents and other communications required or permitted hereunder must be in writing and must be personally delivered, mailed first-class postage prepaid, registered or certified mail, or delivered by a nationally recognized overnight courier:

If to Seller:

Sportingblood Nutrition, LLC

1712 Ravanusa Drive

Henderson, NV 89052

Attn: Andrew Bachman

abnextventures@gmail.com

If to Buyer:

Game Plan Holdings, Inc.

1712 Ravanusa Drive

Henderson, NV 89052

Attn: Charles Hazzard

chuck.hazzard@gameplanholdings.com

With a copy to:

Horwitz, Cron & Armstrong, LLP

26475 Rancho Parkway South

Lake Forest, CA 92630

Attn. Lawrence W. Horwitz, Esq.

lhorwitz@hcalaw.biz

Or to such other address as Seller or Buyer may specify to the other by written notice, and such notices and other communications will be treated as being effective or having been given when delivered, if personally delivered, or when received, if sent by mail.

6.13 Law Firm Representation. The law firm of Horwitz, Cron & Armstrong, LLP (the "Law Firm") is only representing the Buyer in this Agreement and all matters related to it and is not representing any other party to this Agreement. Seller understands and agrees that the Law Firm is not representing Seller. Seller has had an opportunity to consult with counsel of its choosing regarding this Agreement. The terms of this Agreement have been agreed to and accepted by both Parties, and such terms shall not be construed in favor of either party.

6.14 Further Assurances. The Parties agree to cooperate fully with each other and execute such further instruments, documents, and agreements and to give such further written assurances, as may be reasonably requested by either party, to better evidence and consummate the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

6.15 Time is of the Essence. Time IS of the essence in the performance of this Agreement.

6.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto on the day and year first above written.

SELLER:

SPORTINGBLOOD NUTRITION, LLC

/s/ Andrew Bachman

By: Andrew Bachman

Title: Founder

BUYER:

GAME PLAN HOLDINGS, INC.

/s/ Charles Hazzard

By: Charles Hazzard

Title: President

EXHIBIT A

IP ASSETS

The following IP Assets shall be transferred to Buyer upon Closing:

•

Sporting Blood Trademark; and

•

Product Formulations.

EXHIIT B

Bill of Sale

This Bill of Sale is made and entered into as of the 7th day of February, 2013, by the Sportingblood Nutrition, LLC ("Seller") to and in favor of Game Plan Holdings, Inc. ("Buyer"), with respect to the following facts:

A. Buyer and Seller have entered into a certain Intellectual Property Purchase Agreement, dated February 7, 2013 ("Agreement"), providing for Buyer to purchase the IP Assets as defined in the Agreement.

NOW THEREFORE, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sale and Assignment. Seller hereby sells, assigns, transfers and sets over to Buyer any and all of Seller's right, title and interest in and to the IP Assets. The foregoing sale, assignment and transfer is presently effective and unconditional.

IN WITNESS WHEREOF, the parties have executed this Assignment effective as of the day and year first above written.

SELLER

SPORTINGBLOOD NUTRITION, LLC

/s/ Andrew Bachman

By: Andrew Bachman

Title: Founder